Exhibit 10.1

                               SERVICES AGREEMENT

     THIS SERVICES AGREEMENT (this "Agreement") is made and entered into this 2nd day of February 15, 2013 (the "Effective Date"), by and between National Health Partners, Inc., an Indiana corporation (the "Company"), and Michael Verhunce ("Michael Verhunce").

                              W I T N E S S E T H:

     WHEREAS, the Company provides services to members of the CARExpress Health Savings Network, a discount membership benefit program ("CARExpress"); and

     WHEREAS, the Company desires that the CARExpress Products (as hereinafter defined) be sold throughout the United States of America; and

     WHEREAS, Michael Verhunce desires to sell CARExpress Products throughout the United States of America.

     NOW, THEREFORE, in consideration of the promises and mutual covenants contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

     1. Definitions. The following terms, whenever used in this Agreement, shall have the respective meanings specified below:

     (a) "CAREXPRESS PRODUCTS" shall mean: (i) any healthcare membership programs offered by the Company in connection with the Company's CARExpress Health Savings Network and any other healthcare benefits network or healthcare savings program of the Company, and (ii) any successors or improvements thereto introduced by the Company during the Term.

     (b) "COMMON STOCK" shall mean the Company's common stock, $0.001 par value per share.

     (c) "TERM" shall mean the period during which the Agreement is in effect, as specified in Section 4(a) hereof.

     2. Services Provided. During the Term, Michael Verhunce shall attempt to sell CARExpress Products to prospective customers from time to time as reasonably requested by the Company. Michael Verhunce shall be solely responsible for determining the means and methods by which he shall offer CARExpress programs to prospective customers; provided however, that Michael Verhunce shall act with diligence and in good faith in the performance of his obligations under this Agreement.

     3. Consideration. In consideration of Michael Verhunce agreeing to provide the above-mentioned services to the Company, the Company hereby agrees to issue 100,000 shares of common stock, par value $.001 per share ("Common Stock"),
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pursuant to the National  Health  Partners,  Inc. 2013  Employee and  Consultant
Stock Plan filed with the Securities and Exchange Commission ("SEC") on February 15th, 2013 (the "S-8 Shares"), par value $.001 per share ("Common Stock"), of the Company to Consultant.

     4. Term and Termination.

     (a) Term. The term of this Agreement (the "Term") shall commence on the Effective Date and shall continue until December 31st, 2013 unless earlier terminated or unless extended in accordance with the terms of this Agreement.

     (b) Termination by the Company. The Company may terminate this Agreement at any time in its sole and absolute discretion.

     5. Proprietary Rights. Michael Verhunce acknowledges and agrees that the Company is the sole owner of the Company's name, "CARExpress", and any similar or related names, as well as any trademark, tradename, patent and copyright or other intellectual property of the Company, and that Michael Verhunce will not acquire any right, title or interest therein.

     6. Confidential Information. Michael Verhunce agrees that, except for the purpose for which it is disclosed or as otherwise provided herein, he will not use for his own benefit and will maintain in strict confidence any Confidential Information of the Company. As used herein, "Confidential Information" means all information, including, without limitation, all financial information, marketing information, long-range planning, corporate strategy, customer or subscriber lists, proprietary computer software or databases, trade secrets, correspondence, contracts, procedures, technology, know how, ideas, concepts and other information, written or oral, made known in any manner by or on behalf of the Company to Michael Verhunce, whether written or oral and whether or not labeled as "confidential," except information that: (a) is already rightfully known to Michael Verhunce; (b) was or became publicly known without disclosure by Michael Verhunce; (c) was or is acquired by Michael Verhunce from a third person, provided that the third person providing such information has not thereby breached any agreement with, or acted in derogation of, any confidential relationship with the discloser; or (d) has been or is independently developed by Michael Verhunce. The provisions of this Section 6 shall survive any termination of this Agreement.

     7. Company Property. All records, files, lists, including computer generated lists, drawings, documents, software, documents, equipment, models, binaries, object modules, libraries, source code and similar items, customer lists, health care provider lists, lists of prospective customers, and contracts relating to the Company's business that Michael Verhunce shall prepare or receive from the Company and all Confidential Information shall remain the Company's sole and exclusive property ("Company Business Property"). Upon termination of this Agreement, Michael Verhunce shall promptly return to the Company all property of the Company in Michael Verhunce's possession, including Company Business Property. Michael Verhunce further represents that he will not copy or cause to be copied, print out, or cause to be printed out any Company Business Property other than as specifically authorized and required in the performance of his duties hereunder. Michael Verhunce additionally represents

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that, upon  termination of this Agreement,  he will not retain in his possession any such Company Business Property.

     8. Relationship of the Parties. The parties to this Agreement are independent contractors. Neither party is an agent or partner of the other party. Neither party shall have any right, power or authority to enter into any agreement for or on behalf of, or incur any obligation or liability of, or to otherwise bind, the other party. This Agreement shall not be interpreted or construed to create an association, agency, joint venture or partnership between the parties or to impose any liability attributable to such a relationship upon either party.

     9. Expenses. Except as otherwise provided in the Agreement or approved in writing, each party shall be responsible for and shall pay and discharge its own expenses and any and all claims, expenses, charges, fees and taxes arising out of or incidental to the carrying on of its business and the performance of its obligations hereunder.

     10. Entire Agreement. This Agreement contains the entire agreement between the parties and supercedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereto, and no party shall be liable or bound to any other party in any manner by any warranties, representations, guarantees or covenants except as specifically set forth in this Agreement. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

     11. Amendment and Waiver. This Agreement may not be amended, modified or supplemented except by an instrument or instruments in writing signed by the party against whom enforcement of any such amendment, modification or supplement is sought. The parties hereto entitled to the benefits of a term or provision may waive compliance with any obligation, covenant, agreement or condition contained herein. Any agreement on the part of a party to any such waiver shall be valid only if set forth in an instrument or instruments in writing signed by the party against whom enforcement of any such waiver is sought. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty, covenant or agreement contained herein.

     12. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Company's successors and assigns. Neither this Agreement, nor any of Consultant's rights, powers, duties or obligations hereunder, may be assigned by Consultant without the prior written consent of the Company.

     13. Legal Capacity; No Conflict. Michael Verhunce hereby represents and warrants to the Company as follows: (i) Michael Verhunce has the legal capacity and unrestricted right to execute and deliver this Agreement and to perform all of his obligations hereunder, and (ii) the execution and delivery of this Agreement by Michael Verhunce and the performance of his obligations hereunder will not violate or be in conflict with any fiduciary or other duty, instrument,

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agreement,  document,  arrangement,  or other  understanding  to  which  Michael
Verhunce is a party or by which he is or may be bound or subject.

     14. Headings; Definitions. The Section headings contained in this Agreement are inserted for convenience of reference only and will not affect the meaning or interpretation of this Agreement. All references to Sections contained herein mean Sections of this Agreement unless otherwise stated. All capitalized terms defined herein are equally applicable to both the singular and plural forms of such terms.

     15. Severability. If any provision of this Agreement or the application thereof to any person or circumstance is held to be invalid or unenforceable to any extent, the remainder of this Agreement shall remain in full force and effect and shall be reformed to render the Agreement valid and enforceable while reflecting to the greatest extent permissible the intent of the parties.

     16. Notices. All notices hereunder shall be sufficiently given for all purposes hereunder if in writing and delivered personally, sent by documented overnight delivery service or, to the extent receipt is confirmed, telecopy, telefax or other electronic transmission service to the appropriate address or number as set forth below:

     If to the Company:

          National Health Partners, Inc.
          Suite 107
          120 Gibraltar Road
          Horsham, PA 19044
          Attention: Chief Financial Officer
          Fax: (215) 682-7116

     If to Michael Verhunce:

          To the address appearing on the books and records of the Company.

     17. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, without regard to the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

     18. Counterparts. This Agreement may be executed and delivered by facsimile in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement.


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     IN WITNESS  WHEREOF,  the parties  hereto have caused this  Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

                                 NATIONAL HEALTH PARTNERS, INC.


                                 By: /s/ David M. Daniels
                                   ----------------------------------------
                                   David M. Daniels
                                   Chief Executive Officer


                                   /s/ Michael Verhunce
                                   ----------------------------------------
                                   Michael Verhunce

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